Exhibit 10.4

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made on February 3, 2017, by and between Banyan Rail Services Inc. (“Banyan”) and Boca Equity Partners, LLC (“BEP”).

WHEREAS: Banyan desires to obtain personnel support from BEP and BEP desires to provide such support for a contemplated transaction.

NOW THEREFORE, the parties agree as follows:

TERMS

1.        Term. The term of this Agreement shall be month-to-month, commencing on October 1, 2016 (the “Effective Date”). This Agreement will terminate upon Banyan’s payment of a Success Fee to BEP as provided for in Section 3.

2.        Support Provided. Banyan desires and BEP agrees to furnish to Banyan with support services as reasonably requested by Banyan in conjunction with Banyan’s acquisition search activities.

3.        Payment of Success Fee. Banyan agrees to pay BEP a “success fee” for the support services provided by BEP under this Agreement (the “Success Fee”). If Banyan acquires more than 50% of the assets or capital stock of any company (the “Acquired Company”) during the term of this Agreement, or within the one-year period following termination of this Agreement, then Banyan will pay to BEP, within five days of the closing of the acquisition, the Success Fee. The Success Fee will equal 2% of the cash purchase price paid by Banyan to the seller(s) for the assets or capital stock of the Acquired Company on the closing date. The Success Fee will not be adjusted by non-cash payments, the assumption of liabilities or post-closing adjustments.

4.        Notices. All notices, request, demands and other communications required or permitted under this Agreement shall be given in writing as follows:

Boca Equity Partners, LLC	Banyan Rail Services Inc.
5200 Town Center Circle	5200 Town Center Circle
Tower 1, Suite 550	Tower 1, Suite 550
Boca Raton, FL 33486	Boca Raton, FL 33486
Attn: Gary O. Marino, CEO	Attn: Paul Dennis Interim CFO

Agreed upon as of the Effective Date:

Boca Equity Partners, LLC	Banyan Rail Services Inc.

/s/ Gary O. Marino	/s/ Paul Dennis
By: Gary O. Marino, CEO	By: Paul Dennis, Interim CFO